Exhibit 10.6

OPTION EXCHANGE/SUPPLEMENTAL SUBSCRIPTION AGREEMENT

(for D1 share options/D3 shares)

Riccardo Zacconi

OPTION EXCHANGE/SUPPLEMENTAL SUBSCRIPTION AGREEMENT made on 21 March 2014

BETWEEN:

(1)

MIDASPLAYER INTERNATIONAL HOLDING COMPANY P.L.C., company number C40465, a public limited company whose registered office is at Aragon House Business Centre, Dragonara Road, St. Julian’s, STJ 3140, Malta (“MIHC”);

(2)

KING DIGITAL ENTERTAINMENT PUBLIC LIMITED COMPANY, company number 529753, a public limited company whose registered office is at Fitzwilton House, Wilton Place, Dublin 2, Ireland (“King Digital Entertainment”); and

(3)	The individual named in the Schedule to this Agreement (the “Subscriber”).

RECITALS

A.

The Subscriber was granted an option to acquire D1 Ordinary Shares in MIHC (“MIHC D1 Shares”), which option is described in the Schedule to this Agreement under the heading “MIHC Option” (the “MIHC Option”);

B.	The MIHC Option is evidenced by an Individual Option and Subscription Agreement entered into between MIHC and the Subscriber (the “Option and Subscription Agreement”);

C.

It is proposed that King Digital Entertainment will become the new holding company of MIHC by reason of all of the shareholders in MIHC exchanging their MIHC shares for shares in King Digital Entertainment (the “Share for Share Exchange”) with the objective of King Digital Entertainment listing its shares on the New York Stock Exchange (the “Proposed Listing”);

D.	Pursuant to the Share for Share Exchange, shares in MIHC shall be exchanged for shares in King Digital Entertainment on a 2 for 5 basis (the “Exchange Ratio”);

E.

Each individual who holds an option to subscribe for MIHC D1 Shares has been requested by MIHC to release such option in consideration of the grant to him of an equivalent option over A Ordinary Shares in King Digital Entertainment (“New Option Shares”);

F.

The Subscriber has agreed to release the MIHC Option in consideration of the grant to him by King Digital Entertainment of an equivalent option over New Option Shares, which option is described in the Schedule to this Agreement under the heading “New Option” (the “New Option”);

G.	The number of New Option Shares subject to the New Option and the Exercise Price per New Option Share reflect adjustments made to the MIHC Option to take account of the Exchange Ratio;

H.

The Subscriber has acquired D3 Ordinary Shares in MIHC, which are described in the Schedule to this Agreement under the heading “MIHC Linked Shares” (the “MIHC Linked Shares”) and were issued to and are held by the Subscriber subject to the articles of association of MIHC and the Option and Subscription Agreement;

I.

The Employee has received a letter of offer from King Digital Entertainment in which King Digital Entertainment has offered to acquire his MIHC Linked Shares in exchange for shares in King Digital Entertainment;

J.

Upon completion of the Share for Share Exchange the Employee will receive the shares in King Digital Entertainment described in the Schedule to this Agreement under the heading “New Linked Shares” (the “New Linked Shares”) in exchange for his MIHC Linked Shares and the allotment of the New Linked Shares, and the subscription price paid per New Linked Share and the D3 Hurdle Price and D3 Hurdle Amount applicable thereto, as adjusted to reflect the Exchange Ratio, shall be evidenced by a letter of allotment issued by King Digital Entertainment upon completion of the Share for Share Exchange (the “New Letter of Allotment”);

K.

The New Option shall be granted upon and subject to the terms and conditions that applied to the MIHC Option pursuant to the Option and Subscription Agreement but as if amended by this Agreement, and to the additional terms and conditions set out in this Agreement;

L.

The New Linked Shares shall be held by the Subscriber subject to the articles of association of King Digital Entertainment in effect from time to time (the “KDE Articles”) and to the terms and conditions that applied to the MIHC Linked Shares pursuant to the Option and Subscription Agreement, as if amended by this Agreement;

M.

The Board of Directors of MIHC has determined, in accordance with Clause 7 of the Option and Subscription Agreement, that the Subscriber’s rights under the New Option, and the terms and conditions of the New Option, and the provisions relating to the New Linked Shares are equivalent to such rights, terms and conditions and provisions, respectively, as applied to the MIHC Option and the MIHC Linked Shares under the Option and Subscription Agreement,

N.	The New Option Shares will be redesignated as Ordinary Shares of King Digital Entertainment upon the Proposed Listing; and

O.

Immediately prior to the Proposed Listing, the New Linked Shares shall convert into A Ordinary Shares and/or A Deferred Shares in the capital of King Digital Entertainment, in accordance with the KDE Articles and upon the Proposed Listing such A Ordinary Shares shall be redesignated as Ordinary Shares.

THE PARTIES AGREE as follows:

1.	Definitions

In this Agreement, all defined terms used in the Option and Subscription Agreement shall, unless herein defined, bear the same meaning herein and all other references shall be construed in accordance therewith, except to the extent that the context otherwise requires.

2.	Agreement to Release MIHC Option

In consideration of the undertaking by King Digital Entertainment to grant the New Option, the Subscriber irrevocably agrees to irrevocably and unconditionally release the MIHC Option and all rights he has or may have under the Option and Subscription Agreement in respect of MIHC D1 Shares, and upon such release the MIHC Option shall be cancelled by MIHC.

Notwithstanding the release of the MIHC Option, the obligations of the Subscriber pursuant to Clause 4 of the Option and Subscription Agreement shall continue in effect and the power of attorney contained in Clause 9 thereof shall remain valid, binding and in existence.

3.	Undertaking to Grant New Option

In consideration of the agreement by the Subscriber to release the MIHC Option, King Digital Entertainment undertakes to grant the New Option.

4.	Effectiveness of Release of MIHC Option and Grant of New Option

The release of the MIHC Option by the Subscriber pursuant to Clause 2 and the grant of the New Option by King Digital Entertainment pursuant to Clause 3 shall take effect immediately upon the Share for Share Exchange being completed.

5.	Terms of New Option

The New Option shall be granted upon and subject to the same terms and conditions as applied to the MIHC Option, as set out in the Option and Subscription Agreement but as if the amendments in Part 1 and Part 2 of the Appendix to this Agreement had been made to the Option and Subscription Agreement (subject in the case of the amendments in Part 2 to the Proposed Listing), and to the additional terms and conditions set out in this Agreement.

The New Option Agreement for purposes of Clause 7 of the Option and Subscription Agreement shall mean this Agreement and the terms and conditions set out in the Option and Subscription Agreement, as amended by this Agreement.

6.	Exercise of New Option – Dividend Waiver

Exercise of the New Option prior to Listing shall be subject to and conditional upon the Subscriber executing a dividend waiver, in a form approved by the Board, in which he agrees to waive the right to dividends attaching to the New Option Shares, such waiver to lapse on the earlier of the Proposed Listing or 20 years from the date of its execution.

7.	Terms and Conditions applicable to New Linked Shares

The New Linked Shares shall be held by the Subscriber subject to the KDE Articles and the terms and conditions set out in the Option and Subscription Agreement, as if amended by this Agreement.

8.	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

9.	Assignment

MIHC or King Digital Entertainment may assign any of their respective rights under this Agreement. The Subscriber shall not assign his rights under this Agreement.

10.	Governing Law and Jurisdiction

This Agreement shall be interpreted and construed in accordance with the laws of England and Wales, and the parties submit to the exclusive jurisdiction of the Courts of England and Wales in relation to all matters arising under this Agreement.

11.	Supersedes earlier Agreement

This Agreement supersedes the Option Exchange/Supplemental Subscription Agreement previously entered into between the parties hereto with respect to the Option and Subscription Agreement and such Option Exchange/Supplemental Subscription Agreement shall have no effect from execution of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as a Deed on the date set out above.

Appendix

Part 1 – Amendments Effective from the Grant of the New Option

1.	The Schedule to this Agreement shall be incorporated into and form part of the Option and Subscription Agreement as Appendix 4;

2.	King Digital Entertainment shall replace Midasplayer International Holding Company p.l.c. as the “Company” (including in the references thereto in Schedule 3);

3.	Recitals (B), (C) and (D) shall be deleted in their entirety and replaced with the following:

“(B)

The Company has granted to the Subscriber an option to acquire the Option Shares in consideration of the Subscriber having released an option to acquire D1 Ordinary Shares of Midasplayer International Holding Company p.l.c. (“MIHC”) evidenced by an Individual Option and Subscription Agreement (the “MIHC Option”) in connection with the exchange of all of the shares in MIHC for shares in the Company (the “Share for Share Exchange”);

	(C)	Pursuant to the Share for Share Exchange, shares in MIHC were exchanged for shares in the Company on a 2 for 5 basis (the “Exchange Ratio”);

	(D)	The Subscriber has acquired the Linked Shares pursuant to the exchange of his D3 Ordinary Shares in MIHC (the “MIHC Linked Shares”) for the Linked Shares in the Share for Share Exchange;

(E)

The allotment of the Linked Shares, and the subscription price paid per Linked Share and the D3 Hurdle Price and D3 Hurdle Amount applicable thereto, as adjusted to reflect the Exchange Ratio, are evidenced by a letter of allotment issued by the Company upon completion of the Share for Share Exchange (the “New Letter of Allotment”); and

(F)

The Subscriber agrees to hold the Linked Shares subject to the terms of the Articles and this Agreement. Pursuant to the provisions of this Agreement and the Articles, the Linked Shares, or any shares into which they are converted in connection with a listing of the Company’s shares on a securities exchange or otherwise (or a proportion thereof) may, in certain circumstances and at certain times, become subject to compulsory transfer under this Agreement and/or the Articles or be converted into Deferred Shares.”

4.	The definition of “Exercise Price” in Clause 1.1 of the Option and Subscription Agreement shall be deleted in its entirety and replaced with the following:

““Exercise Price”

means the Exercise Price per Option Share set out under the heading “New Option” in Appendix 4 to this Agreement;”

5.	The definition of “Linked Shares” in Clause 1.1 of the Option and Subscription Agreement shall be deleted in its entirety and replaced with the following:

““Linked Shares”

means the D3 Ordinary Shares of $0.00008 each in the capital of the Company which in the letter of allotment issued by the Company to the Subscriber are expressed as being “Linked Shares” for purposes of the Option or any A Ordinary Shares of $0.00008 in the capital of the Company into which such shares convert immediately prior to a Listing, redesignated as Ordinary Shares upon a Listing;”.

6.	The definition of “Option Shares” in Clause 1.1 of the Option and Subscription Agreement shall be deleted in its entirety and replaced with the following:

“ “Option Shares”

means the number of Shares set out in the column headed Number of New Shares under the heading “New Option” in Appendix 4 to this Agreement which are the subject of the Option;”

7.	The definition of “Share” in Clause 1.1 of the Option and Subscription Agreement shall be deleted in its entirety and replaced with the following:

““Share”

means an A Ordinary Share of $0.00008 in the capital of the Company;”

8.	Clause 2.2 shall be deleted in its entirety and replaced with the following;

“The Option is granted on the effective date of the Share for Share Exchange.”

9.	Clause 2.5.1 shall be deleted in its entirety and replaced with the following;

	“2.5.1	the tenth anniversary of the Grant Date of the MIHC Option, as set out in the agreement evidencing such option”;

10.	Clause 9 shall be deleted in its entirety and replaced with the following:

“Intentionally left blank”;

but, for the avoidance of doubt, the power of attorney given under Clause 9 of the Option and Subscription Agreement shall remain valid, binding and existing.

11.	In Schedule 1, Part A, paragraph 1 shall be deleted in its entirety and replaced with the following:

“1. this Part A of Schedule 1 shall apply to 1,500,000 of the Option Shares (the “Type A Option Shares);”

12.	In Schedule 1, Part A, the following new provision shall be included after the existing text:

“4.    Notwithstanding the provisions of clauses 2.5.3 and 5.3.1, in the event that (i) a Sale is to take place on a date prior to the date 36 months after the Effective Date, and (ii) in connection with the Sale the Acquiring Company requests that the Subscriber release his rights under the Option with respect to any Type A Option Shares that are capable of vesting after the date of the Sale in accordance with paragraph (a)(ii) of this Schedule (Part A) (the “Change of Control Termination Option Shares”) in consideration for the grant to him of equivalent rights but relating to shares in a different company, whether such rights are equivalent for such purpose being determined in accordance with clauses 5.3.2.2 and 5.3.2.3 (but adjusted to take account of the fact that the release relates only to the Change of Control Termination Option Shares), then the Subscriber shall so release his rights under the Option with respect to the Change of Control Termination Option Shares. In such event, clause 5.3.3 shall apply to the new rights granted (but again adjusted in such manner as the Board considers reasonable to take account of the fact that the release related only to the Change of Control Termination Option Shares) and from the effective date of grant of the equivalent rights, the Type A Option Shares for purposes of paragraph (a)(ii) of this Schedule shall mean the shares in the company to which such new rights relate. In the event the Subscriber refuses or fails to release his rights under the Option with respect to the Change of Control Termination Option Shares pursuant to a request made by the Acquiring Company in accordance with this paragraph 4, the Option shall lapse with respect to the Change of Control Option Shares upon the Sale becoming effective in accordance with its terms.”

13.	In Schedule 1, Part B, paragraph 1 shall be deleted in its entirety and replaced with the following:

“1. this Part B of Schedule 1 shall apply to 1,500,000 of the Option Shares (the “Type B Option Shares) being those Option Shares to which Part A does not apply;”

14.	In Schedule 1, Part B, the definition of “Target Price”, the amounts “$65”, “$80” and “$95”, in paragraphs (a), (b) and (c) shall be replaced with the amounts “$26”, “$32” and “$38”, respectively.

15.	In Schedule 2, Clause 1.1 shall be deleted in its entirety and replaced with the following:

“The Subscriber agrees to acquire and hold the Linked Shares subject to the terms and conditions of this Agreement and the Articles.”

16.	In Schedule 2, Clause 2, the following new provision shall be included as paragraph 2.8;

“For the avoidance of doubt, references in this paragraph 2 to “the price paid by the Subscriber on subscription for the Unreleased Shares” shall mean, with respect to each Unreleased Share, the subscription price paid for such Unreleased Share as set out in the New Letter of Allotment. “

PART 2 – AMENDMENTS SUBJECT TO THE PROPOSED LISTING

1.	The definitions of “Company Conversion Information Notice”, “Conversion Date”, and “Conversion Number” in Clause 1.1 shall be deleted.

2.	The definition of “Fair Price” in Clause 1.1 of the Option and Subscription Agreement shall be deleted in its entirety and replaced with the following:

““Fair Price”

means, as of any date, the value of a Share determined as follows:

(a)

if the Shares are publicly traded and listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b)

if the Shares are publicly traded but are neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(c) if none of the foregoing is applicable, by the Board in good faith;

3.	In the definition of “Good Leaver” in Clause 1.1, the words “(subject to the Investor Director (as such term is defined in the Articles) voting in favour of such determination)” shall be deleted.

4.	All references to the Investor Director shall be deleted.

5.	The definition of “Sale” in Clause 1.1 shall be deleted in its entirety and replaced with the following:

““Sale”

means the acquisition by a person, entity or “group” (within the meaning of Section 13(d) of the Exchange Act of the United States (the “Exchange Act”) or any comparable successor provisions) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of issued or outstanding voting securities of the Company representing more than fifty per cent (50%) of the combined voting power of the Company, whether as a result of making a general offer to acquire the whole of the issued share capital of the Company or all the shares in the Company which are of the same class as the Shares, a court-sanctioned compromise or scheme of arrangement, or otherwise, but excluding a transaction which (i) results in the Company’s voting securities in issue immediately before the transaction continuing to represent (either by remaining in issue or outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s issued or outstanding voting securities immediately after the transaction, and (ii) after which no person, entity or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this definition as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.”

6.	The definition of “Share” in Clause 1.1 of the Option and Subscription Agreement shall be amended to read as follows:

““Share”

means an Ordinary Share of $0.00008 in the capital of the Company; “.

7.	Clause 3.8 shall be deleted in its entirety.

8.	In Schedule 2, paragraphs 2.4 and 2.5 shall be deleted in their entirety and replaced with the following:

2.4

In the event that a Sale is to occur, the number of Linked Shares which have not been Released as at the date of the Sale (or, in the case only of a Sale which does not consist of a sale of the entire issued share capital of the Company, such number as is determined by the Board) shall, unless otherwise determined by the Board, pursuant to notice served on the Subscriber be acquired by the Company in accordance with the Articles or by an Employee Benefit Trust, without payment of consideration to the Employee;

2.5

The Employee shall procure the transfer to the Company or the Employee Benefit Trust, as appropriate, of the Linked Shares subject to the notice served pursuant to Clause 2.4 on the date specified by the Board in the notice given.”

9.	In Schedule 2, paragraph 3 shall be deleted in its entirety and replaced with the following:

““3. Share Transfer/Share Certificates

The Subscriber shall not transfer or dispose of any Linked Shares that have not been Released or enter into any arrangement which may place any Encumbrance on such Linked Shares, without the prior written consent of the Board. The Company shall retain the share certificates issued in respect of Linked Shares until they are Released”.

10.	Schedule 3 shall be deleted.

SCHEDULE

(To be appended to the Option and Subscription Agreement, as if amended by this Agreement, as Appendix 4)

Option and Linked Shares

Name of Subscriber: Riccardo Zacconi

Option

MIHC Option

(pre-Share for Share Exchange)

Number of D1 Ordinary Shares in MIHC	Exercise Price per Share	Aggregate Exercise Price
1,200,000	$18.66	$22,392,000

New Option

(post-Share for Share Exchange and adjusted to reflect the Exchange Ratio)

Number of Shares (A Ordinary Shares in King Digital Entertainment) (rounded down to the nearest share)	Exercise Price per Share	Aggregate Exercise Price
3,000,000	$7.46	$22,380,000

Linked Shares

MIHC Linked Shares

(pre-Share for Share Exchange)

Number of MIHC Linked Shares	Class of MIHC Shares	Nominal value per Share
1,200,000	D3 Ordinary	€0.000149

New Linked Shares

(post-Share for Share Exchange and adjusted to reflect the Exchange Ratio)

Number of New Linked Shares	Class of King Digital Entertainment Shares	Nominal value per Share
3,000,000	D3 Ordinary	$0.00008

EXECUTED AS A DEED by	)
MIDASPLAYER INTERNATIONAL	)
HOLDING COMPANY P.L.C.	)
acting by a director in the presence	)
of a witness:-)
…/s/ Marius J McKeon……………………………………….
Director

Witness’ Signature:	…/s/ Luci Ingram……………………………………….

Witness’ Name:	…Luci Ingram……………………………………….

Witness’ Address:	[_____________]

Witness’ Occupation:	Solicitor

PRESENT when the common seal of KING DIGITAL ENTERTAINMENT PLC was affixed to this Deed:	/s/ Sebastian Knutsson
Signature

Sebastian Knutsson
Print name

/s/ F Williams
Signature

Frankie Williams
Print name

EXECUTED AS A DEED by	)
RICCARDO ZACCONI	)	…/s/ RZ……………………………………….
in the presence of:-)

Witness’ Signature:	…/s/ Luci Ingram……………………………………….

Witness’ Name:	…Luci Ingram……………………………………….

Witness’ Address:	[_____________]

Witness’ Occupation:	Solicitor